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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 6, 1999


                            NETWORKS ASSOCIATES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                         COMMISSION FILE NUMBER 0-20558


                   DELAWARE                                   77-0316593
(STATE OR OTHER JURISDICTION OF INCORPORATION)  I.R.S. EMPLOYER IDENTIFICATION NUMBER

             3963 FREEDOM CIRCLE
           SANTA CLARA, CALIFORNIA                              95054
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (408) 346-3832

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                              ITEM 5. OTHER EVENTS

     On January 6, 1999, the Company announced preliminary unaudited results for the fourth quarter and twelve months ended December 31, 1998. The Company separately announced it received a comment letter from the Securities and Exchange Commission, related principally to acquisition related matters and the write-off of in-process research and development. Publication of final operating results for 1998 and the fourth quarter of 1998 will be deferred until the Company has conclusively resolved these matters with the SEC.

     The foregoing contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The statements regarding the Company's preliminary 1998 annual and fourth quarter results are forward looking unaudited results and actual results may differ due to, among other things, audit related adjustments. In addition, actual 1998 annual and fourth quarter results and previously reported results for prior periods may differ or change materially due to potential prior period adjustments and related restatement(s) required by the SEC in response to its comments or made on the advice of the Company's independent accountants. Similarly, results for future periods may be impacted by these potential adjustments and related restatement(s).




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            NETWORKS ASSOCIATES, INC.

Dated: January 14, 1999               By: /s/ Prabhat K. Goyal
                                         ---------------------------------
                                          Prabhat K. Goyal
                                          Chief Financial Officer


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